                                                                   Exhibit 10.55


                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of October 21, 2004 by and between ALS PROPERTIES TENANT I, LLC, a Delaware limited liability company ("Sublandlord"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("Subtenant").

                               W I T N E S S E T H

      WHEREAS, pursuant to that certain Lease Agreement dated as of October 19, 2004 (the "Prime Lease") by and between PSLT-ALS Properties I, LLC ("Prime Landlord"), as landlord, and Sublandlord, as tenant, Prime Landlord leases to Sublandlord, and Sublandlord leases from Prime Landlord, the Leased Property (as such term is defined in the Prime Lease) and as also described on the attached Exhibit "A"; and

      WHEREAS, Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to sublease from Sublandlord, the Leased Property, subject to and upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

      1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Prime Lease.

      2. Sublease. Upon and subject to the terms and conditions hereinafter set forth, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, all of Sublandlord's right, title and interest in, to, under and relating to the Leased Property.

      3. Term. The term of this Sublease with respect to each Facility shall commence on the date hereof and shall expire simultaneously with the expiration or sooner termination of the term of the Prime Lease with respect to such Facility. In addition, Subtenant hereby recognizes, agrees to and agrees that the subleasehold estate created hereunder shall be subject to in all respects those certain termination and other rights set forth in that certain Agreement Regarding Leases dated as of the date hereof (the "Agreement Regarding Leases"), between ALS Properties Holding Company, LLC and PSLT-ALS Properties Holdings, LLC.

      4. Rent. Commencing on the date hereof, Subtenant shall pay to Sublandlord as the sole rent due under this Sublease, an amount equal to the net income from operation of the Leased Property (i.e. gross revenues from operations less actual out-of-pocket expenses incurred in operating the Leased Facility) less a 5% fee, such rent hereunder to be payable at times and in amounts necessary to pay all Rent then due and payable by Sublandlord to Prime Landlord under the Prime Lease, with any rent due hereunder in excess of amounts necessary to pay Rent under the Prime Lease for any calendar month to be payable on the 20th day of the next succeeding calendar month. Prime Landlord is an intended third-party beneficiary of Subtenant's obligation to pay rent under this Section 4.

      5. Subordination to Prime Lease; Attornment. This Sublease is subject and subordinate in all respects to the Prime Lease and to the matters to which the Prime Lease is or shall be subject or subordinate. In the event of any termination of the Prime Lease or reentry or dispossession of Sublandlord by Prime Landlord under the Prime Lease, Prime Landlord may, at its option, terminate this Sublease or take over all of the right, title and interest of Sublandlord, as sublessor under this Sublease, and Subtenant shall, at Prime Landlord's option, attorn to Prime Landlord pursuant to the then executory provisions of this Sublease, except that neither Prime Landlord nor any Facility Mortgagee, as holder of a mortgage or as landlord under this Sublease, if such Facility Mortgagee succeeds to that position, shall (i) be liable for any act or omission of Sublandlord under this Sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to Subtenant against Sublandlord, (iii) be bound by any previous modification of this Sublease not consented to in writing by Sublandlord or by any previous prepayment of rent,
(iv) be bound by any covenant of Sublandlord to undertake or complete any construction of the Leased Property or any applicable portion thereof, (v) be required to account for any security deposit of Subtenant other than any security deposit actually delivered to Prime Landlord by Sublandlord, (vi) be bound by any obligation to make any payment to Subtenant or grant any credits to Subtenant, (vii) be responsible for any monies owing by Sublandlord to the credit of Subtenant unless actually delivered to Prime Landlord by Sublandlord, or (viii) be required to remove any Person occupying any applicable portion of the Leased Property. In the event that Subtenant receives a written Notice from Prime Landlord or any Facility Mortgagee stating that an Event of Default has occurred and is continuing, Subtenant shall thereafter be obligated to pay all rent accruing under this Sublease (without offset, abatement, demand or deduction) directly to the party giving such Notice or as such party may direct. Subtenant shall, at the request of Prime Landlord, execute a suitable instrument in confirmation of such agreement to attorn.

      6. Incorporation of Prime Lease. The Prime Lease is hereby incorporated herein in its entirety as though each and every part thereof were set forth in full herein. Subtenant shall observe and perform all of the terms, covenants and conditions of the Prime Lease for the benefit of Sublandlord which Sublandlord, as tenant under the Prime Lease, is obligated to observe and perform with respect to the Leased Property for the benefit of Prime Landlord. Without limiting the foregoing, (i) Subtenant shall use each Facility solely as an assisted living facility and for such other uses as may be related, incidental or necessary thereto and for no other purpose, and (ii) Subtenant shall comply with all Legal Requirements, Insurance Requirements, Facility Mortgage Requirements and Other Requirements as set forth in Section 7 of the Prime Lease. Subtenant shall not do, omit to do or permit to be done or omitted any act which could constitute a breach or default under the terms of the Prime Lease or result in the termination of the Prime Lease by the Prime Landlord with respect to the Leased Property. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions of the Prime Lease shall control.

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
      7. No Assignment or Subletting. Subtenant shall not assign or sublease, directly or indirectly, whether by operation of law or otherwise, any or all of the Leased Property without the prior written consent of Prime Landlord and Sublandlord (which consent may be withheld or given by Prime Landlord in Prime Landlord's sole and absolute discretion) and otherwise in accordance with the applicable terms and conditions of the Prime Lease; provided, however, that the foregoing shall not be deemed to prohibit Subtenant from permitting patients or residents to occupy the Facility located on the Leased Property in the ordinary course of Subtenant's business and in accordance with the applicable terms and conditions of the Prime Lease.

      8. Surrender of Possession. At the end of the term of this Sublease, Subtenant shall surrender the Leased Property to Sublandlord in the same condition that the Leased Property is required to be in when Sublandlord surrenders the Leased Property to Prime Landlord in accordance with the applicable terms and conditions of the Prime Lease, and, if Subtenant shall fail to do so, Subtenant shall be a tenant-at-sufferance subject to all of the terms of this Sublease. Subtenant shall be liable for all damages incurred by Sublandlord as a result of such holding over.

      9. Miscellaneous.

      (a) All the terms and provision of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (b) The headings in this Sublease are for convenience of reference only and shall not limit or otherwise affect the terms hereof.

      (c) This Sublease shall be interpreted, construed, applied and enforced with respect to a Facility in accordance with the laws of the state in which such Facility is located.

      (d) This Sublease may be executed in separate counterparts, each of which shall be considered an original, and all of which, when taken together, shall constitute one and the same instrument.

      (e) This Sublease and the other documents and instruments specifically provided for herein and therein, contain the entire understanding between the parties concerning the subject matter hereof and thereof, and except as expressly provided for herein or therein, supersede all prior understandings and agreements whether oral or written, between them with respect to the subject matter hereof and thereof.

      (f) Neither this Sublease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Prime Landlord, Sublandlord and Subtenant Prime Landlord may grant or withhold its consent to any such modification in Prime Landlord's sole and absolute discretion.

                  [Remainder of page intentionally left blank.]



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
      IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be duly executed as a sealed instrument as of the date first set forth above.

                                    SUBLANDLORD:

                                    ALS PROPERTIES TENANT I, LLC,
                                    a Delaware limited liability company

                                    By:  ALS Properties Holding Company, LLC,
                                         a Delaware limited liability
                                         company, its sole member

                                         By:  /s/ Kristin Ferge
                                              -------------------------------
                                              Name:   Kristin Ferge
                                                   --------------------------
                                              Title:  VP
                                                    -------------------------

                                    SUBTENANT:

                                    ALTERRA HEALTHCARE CORPORATION, a
                                    Delaware .corporation

                                    By:   /s/ Kristin Ferge
                                         ------------------------------------
                                         Name:        Kristin Ferge
                                              -------------------------------
                                         Title:       VP
                                               ------------------------------



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
                                   EXHIBIT "A"

1. "Sterling House of Fond du Lac" located at 1001 Primrose Lane, Fond du Lac, Fond du Lac County, Wisconsin 54935-1800.

2. "Clare Bridge of Lynnwood" located at 18706 36th Avenue West, Lynnwood, Snohomish County, Washington 98037.

3. "Clare Bridge of Kenosha" located at 10108-74th Street, Kenosha, Kenosha County, Wisconsin 53142.

4. "Clare Bridge of Leawood" located at 12724 State Line Road, Leawood, Johnson County, Kansas 66221.

5. "Clare Bridge Cottage of Topeka" located at 5800 SW Drury Lane, Topeka, Shawnee County, Kansas 66604-2262.

6. "Clare Bridge of West Melbourne" located at 7199 Greensboro Drive, West Melbourne, Brevard County, Florida 32904-1432.

7. "Clare Bridge Cottage of Winter Haven" located at 6120 Cypress Gardens Boulevard, Winter Haven, Polk County, Florida 33884-3180.

8. "Sterling House of Winter Haven" located at 6110 Cypress Gardens Boulevard SE, Winter Haven, Polk County, Florida 33884-4130.

9. "Clare Bridge Cottage of Austintown" located at 1420 South Canfield Niles Road, Youngstown, Mahonig County, Ohio 44515-4040.

10. "Sterling House of Westerville (Columbus)" located at 6377 Cooper Road, Columbus, Franklin County, Ohio 43231-7648.

11. "Clare Bridge of Eden Prairie" located at 7513 Mitchell Road, Eden Prairie, Hennepin County, Minnesota 55344-1950.

12. "Sterling House of Mesa" located at 6060 E. Arbor Avenue, Mesa, Maricopa County, Arizona 85206-6049.

13. "Clare Bridge of North Oaks" located at 300 Village Center Drive, North Oaks, Ramsey County, Minnesota 55127-3021.

14. "Sterling House of Pensacola" located at 8700 University Parkway, Pensacola, Escambia County, Florida 32514-4931.

15. "Sterling House of Peoria" located at 8989 Greenbrian Drive, Peoria, Maricopa County, Arizona 85382-8157.

16. "Clare Bridge of Plymouth" located at 15855 22nd Avenue North, Plymouth, Hennepin County, Minnesota 55447-6452.


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
17. "Sterling House of Portage" located at 3444 Swanson Road, Portage, Porter County, Indiana 4636.8-4980.

18. "Clare Bridge of Puyallup" located at 8811 176th Street East, Puyallup, Pierce County, Washington 98375-9724.

19. "Sterling House of Richmond" located at 3700 South A Street, Richmond, Wayne County, Indiana 47374-7841.

20. "Sterling House of Salem" located at 1916 S. Lincoln Avenue, Salem, Columbiana County, Ohio 44460-4312.

21. "Sterling House of Tuscon (Speedway)" located at 8468 E. Speedway Boulevard, Tuscon, Pima County, Arizona 85710-1715.

22. "Sterling House of Alliance" located at 1277 S. Sawburg Road, Alliance, Stark County, Ohio 44601-5750.

23. "Sterling House of Beaver Creek" located at 3839 Indian Ripple Road, Beavercreek, Greene County, Ohio 45440-3410.

24. "Sterling House of Blaine" located at 1005 Paul Parkway, Blaine, Anoka County, Minnesota 55434-3926.

25. "Wynwood of Colorado Springs" located at 2780 Vickers Drive, Colorado Springs, El Paso County, Colorado 80918-8903.

26. "Sterling House of Evansville" located at 6521 Greendale Drive, Evansville, Vanderburgh County, Indiana 47711-1740.

27. "Sterling House of Inver Grove Heights" located at 5891 Carmen Avenue, Inver Grove Heights, Dakota County, Minnesota 55076-4414.

28. Clare Bridge Cottage of Lacrosse" located at 3161 East Avenue South, Lacrosse, Lacrosse County, Wisconsin 54601-7228,

29. "Sterling House of Lacrosse" located at 3141 East Avenue South, Lacrosse, Lacrosse County, Wisconsin 54601-7228.

30. "Sterling House of Marion" located at 2452 W. Kern Road, Marion, Grant County, Indiana 46952-9258.

31. "Clare Bridge of Oro Valley" located at 10175 N. Oracle Road, Oro Valley, Pima County, Arizona 85737-7647.

32. "Wynwood of Pueblo" located at 4723 Surfwood Lane, Pueblo, Pueblo County, Colorado 81005-4609.


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
33. "Villas of Sherman Brook" located at 99 Brookside Drive, Clinton, Oneida County, New York 13323-9561.

34. "Villas of Summerfield" located at 100 Summerfield Village Lane, Syracuse, Onondaga County, New York 13215-1945.

35. "Clare Bridge of Tallahassee" located at 1980 Centre Point Boulevard, Tallahassee, Leon County, Florida 32308-4873.

36. "Clare Bridge of Tempe" located at 1610 East Guadalupe Road, Tempe, Maricopa County, Arizona 85283-3938.

37. "Wynwood of Twin Falls" located at 13.67 Locust Street N., Twin Falls, Twin Falls County, Idaho 83301-3477.

38. "Clare Bridge of Winston-Salem" located at 275 South Peace Haven Road, Winston-Salem, Forsyth County, North Carolina 27104-4419.




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